Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2019 Results and Announces New Share Repurchase Authorization

Overview

>	Total Revenues of $128.1 million for first quarter 2019 compared with $134.0 million a year ago
–	Advisory Revenues of $104.5 million, up slightly from a year ago
–	Placement Revenues of $23.3 million, down 11% from a year ago
>	Strong balance sheet at quarter end with $56.4 million of cash, cash equivalents and short-term investments
>	Repurchased approximately 404,000 share equivalents during the quarter through Partnership Unit exchanges and employee net share settlements
>	Board authorizes new $100.0 million repurchase program for shares of the Company’s Class A common stock

New York, May 1, 2019: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the three months ended March 31, 2019 of $128.1 million compared with $134.0 million for 2018. GAAP Net Income and Adjusted Net Income, If-Converted, were $0.9 million and $11.4 million, respectively, for the current quarter compared with $6.7 million and $17.0 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $0.04 and $0.28, respectively, for the current quarter compared with $0.24 and $0.44, respectively, for the prior year quarter.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm is increasingly recognized as a thought leader and trusted advisor to companies and decision makers around the globe. We remain focused on further enhancing our unique platform by attracting and developing best-in-class talent while providing truly differentiated services to clients. Each of the firm’s businesses is well positioned to execute on our long-term strategic objectives and we remain confident in PJT Partners’ ability to deliver on our growth initiatives in 2019.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018	% Change
	(Dollars in Millions)
Revenues
Advisory	$104.5	$103.5	1%
Placement	23.3	26.1	(11%)
Interest Income & Other	0.3	4.5	(94%)
Total Revenues	$128.1	$134.0	(4%)

Total Revenues were $128.1 million for first quarter 2019, down from $134.0 million for the prior year quarter.

Advisory Revenues were $104.5 million for the current quarter, up slightly compared with $103.5 million for the prior year quarter.

Placement Revenues were $23.3 million for the current quarter compared with $26.1 million for the prior year quarter, a decrease of 11%. The decrease was primarily driven by a decrease in private equity fund closings during the first quarter of 2019.

Interest Income & Other was $0.3 million for the current quarter compared with $4.5 million for the prior year quarter. The decrease was primarily driven by foreign currency fluctuations and a decrease in reimbursable expenses billed to clients.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019		2018
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$95.2	$82.0	$103.6	$85.8
% of Revenues	74.3%	64.0%	77.3%	64.0%
Non-Compensation	$33.0	$31.0	$27.8	$26.4
% of Revenues	25.8%	24.2%	20.7%	19.7%
Total Expenses	$128.1	$112.9	$131.4	$112.2
% of Revenues	100.1%	88.2%	98.0%	83.7%
Pretax Income (Loss)	$(0.1)	$15.1	$2.6	$21.8
% of Revenues	N/M	11.8%	2.0%	16.3%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $95.2 million for first quarter 2019 compared with $103.6 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $82.0 million for the current quarter compared with $85.8 million for the prior year quarter. The decrease in Compensation and Benefits Expense reflected lower revenues during the current quarter.

Non-Compensation Expense

GAAP Non-Compensation Expense was $33.0 million for first quarter 2019 compared with $27.8 million for the prior year quarter. Adjusted Non-Compensation Expense was $31.0 million for the current quarter compared with $26.4 million for the prior year quarter.

GAAP Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily due to increases in Depreciation and Amortization, Travel and Related and Other Expenses. Depreciation and Amortization increased primarily due to additional amortization expense related to intangible assets recorded in the acquisition of CamberView during the fourth quarter of 2018. The increase in Travel and Related was primarily related to increased headcount and business activity. The increase in Other Expenses was driven by interest expense primarily resulting from the acquisition of CamberView and additional market data costs associated with increased headcount and business activity.

Adjusted Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily due to increases in Travel and Related and Other Expenses for the same reasons noted above.

Provision for Taxes

As of March 31, 2019, PJT Partners Inc. owned 60.4% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2019 was 24.9% compared with 22.3% for the same period a year ago. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense and spin-off-related payable due to The Blackstone Group L.P. (“Blackstone”). The increase in tax rate from the prior year is primarily due to a decreased tax benefit related to the deliveries of vested shares at values in excess of their amortized cost.

Capital Management and Balance Sheet

As of March 31, 2019, the Company held cash, cash equivalents and short-term investments of $56.4 million. Additionally, the Company had funded debt of $30 million, incurred in connection with the acquisition of CamberView.

On April 24, 2019, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million, which is in addition to the previous October 26, 2017 authorization, of which $32.9 million is remaining.

Under the repurchase program, shares of the Company’s Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

During first quarter 2019, the Company repurchased 216,330 Partnership Units for cash pursuant to the quarterly exchange program, net share settled 187,744 shares to satisfy employee tax obligations and repurchased no shares of Class A common stock pursuant to the share repurchase program.

In aggregate during first quarter 2019, the Company repurchased an equivalent of 404,074 shares at an average price of $44.66 per share.

The Company intends to repurchase 13,995 Partnership Units for cash on May 8, 2019 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on May 3, 2019.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 19, 2019 to Class A common stockholders of record on June 5, 2019.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 1, 2019 at 8:30 a.m. ET to discuss its first quarter 2019 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 481-7939 (U.S. domestic) or +1 (617) 847-8707 (international), passcode 600 671 34#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 902 135 87#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, shareholder engagement, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Earnings Per Share; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), acquisition of PJT Capital LP, and acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2019	2018
Revenues
Advisory	$104,467	$103,463
Placement	23,312	26,120
Interest Income and Other	277	4,459
Total Revenues	128,056	134,042
Expenses
Compensation and Benefits	95,151	103,632
Occupancy and Related	7,136	6,803
Travel and Related	6,959	5,470
Professional Fees	5,802	5,199
Communications and Information Services	3,213	3,480
Depreciation and Amortization	3,620	2,007
Other Expenses	6,262	4,832
Total Expenses	128,143	131,423
Income (Loss) Before Benefit for Taxes	(87)	2,619
Benefit for Taxes	(1,024)	(4,110)
Net Income	937	6,729
Net Income (Loss) Attributable to Non-Controlling Interests	(164)	1,493
Net Income Attributable to PJT Partners Inc.	$1,101	$5,236
Net Income Per Share of Class A Common Stock
Basic	$0.05	$0.27
Diluted	$0.04	$0.24
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	23,760,876	19,356,876
Diluted	40,019,889	23,887,322

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2019	2018
GAAP Net Income	$937	$6,729
Less: GAAP Benefit for Taxes	(1,024)	(4,110)
GAAP Pretax Income (Loss)	(87)	2,619

Adjustments to GAAP Pretax Income (Loss)
Transaction-Related Compensation Expense(1)	13,195	17,845
Amortization of Intangible Assets(2)	1,984	584
Spin-Off-Related Payable Due to Blackstone(3)	46	775
Adjusted Pretax Income	15,138	21,823
Adjusted Taxes(4)	1,498	1,685
Adjusted Net Income	13,640	20,138

If-Converted Adjustments
Less: Adjusted Taxes(4)	(1,498)	(1,685)
Add: If-Converted Taxes(5)	3,773	4,864
Adjusted Net Income, If-Converted	$11,365	$16,959

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.05	$0.27
Diluted	$0.04	$0.24
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	23,760,876	19,356,876
Diluted	40,019,889	23,887,322

Adjusted Net Income, If-Converted Per Share	$0.28	$0.44
Weighted-Average Shares Outstanding, If-Converted	41,088,191	38,558,715

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2019	2018
GAAP Compensation and Benefits Expense	$95,151	$103,632
Transaction-Related Compensation Expense(1)	(13,195)	(17,845)
Adjusted Compensation and Benefits Expense	$81,956	$85,787

Non-Compensation Expenses
Occupancy and Related	$7,136	$6,803
Travel and Related	6,959	5,470
Professional Fees	5,802	5,199
Communications and Information Services	3,213	3,480
Depreciation and Amortization	3,620	2,007
Other Expenses	6,262	4,832
GAAP Non-Compensation Expense	32,992	27,791
Amortization of Intangible Assets(2)	(1,984)	(584)
Spin-Off-Related Payable Due to Blackstone(3)	(46)	(775)
Adjusted Non-Compensation Expense	$30,962	$26,432

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2019 and 2018 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2019	2018
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	22,954,753	18,804,552
Vested, Undelivered RSUs	806,123	552,324
Basic Shares Outstanding, GAAP	23,760,876	19,356,876
Dilutive Impact of Unvested Common RSUs(6)	1,281,554	4,530,446
Dilutive Impact of Partnership Units(7)	14,977,459	—
Diluted Shares Outstanding, GAAP	40,019,889	23,887,322

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	22,954,753	18,804,552
Vested, Undelivered RSUs	806,123	552,324
Conversion of Unvested Common RSUs(6)	1,281,554	4,530,446
Conversion of Participating RSUs	51,809	150,790
Conversion of Partnership Units	15,993,952	14,520,603
If-Converted Shares Outstanding	41,088,191	38,558,715

	As of March 31,
	2019	2018
Fully-Diluted Shares Outstanding(8)(9)	44,546,478	41,985,473

As of March 31, 2019, there were 3.8 million Partnership Units and 0.3 million RSUs subject to market conditions that are not included in fully-diluted shares outstanding.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income (Loss) transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income (Loss) amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income (Loss) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units as well as the dilutive impact of unvested Partnership Units with a remaining service requirement.
(8)	Excludes 3.8 million unvested Partnership Units and 0.3 million RSUs as of March 31, 2019 that have yet to satisfy certain market conditions.
(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
N/M	Not meaningful.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.